UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2008

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 25, 2007, SEI Investments Company (the “Company”) entered into a five-year unsecured senior revolving credit facility agreement (the “Credit Agreement” or “Facility”) with JP Morgan Chase Bank, as agent, and other lenders in an aggregate principal amount of $200 million that expires in July 2012. Interest on borrowings under the Facility is payable at rates that are based on the London InterBank Offered Rate (“LIBOR”) plus a premium that can range from 45 basis points to 75 basis points depending on the Company’s Leverage Ratio (a ratio of consolidated indebtedness to consolidated EBITDA for the four preceding fiscal quarters, all as defined in the related agreement). The Company also pays quarterly commitment fees based on the unused portion of the Facility. The quarterly fees for the Credit Agreement can range from 9 basis points of the amount of the unused portion of the Facility to 15 basis points, depending on the Company’s Leverage Ratio. Certain wholly-owned subsidiaries of the Company have guaranteed the obligations of the Company under the Credit Agreement.

On Wednesday, March 19, 2008, the Company and the lenders amended the Credit Agreement to increase the aggregate principal amount by $100 million to $300 million. Under the terms of the amended Credit Agreement, the Company may seek to increase the aggregate principal amount to $400 million under certain conditions. Also under the terms of the amended Credit Agreement, the Company’s ability to issue letters of credit has increased from $150 million to $200 million. All other primary terms of the Credit Agreement remain unchanged.

This summary is qualified in its entirety by reference to the text of the Amendment No. 2 to the Credit Agreement which is included as Exhibit 10.23.2 to this Current Report.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 1.01, Item 2.03 and in Exhibit 10.23.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.23.2	Amendment No. 2 to Credit Agreement, dated as of March 19, 2008 among SEI Investments Company, JPMorgan Chase Bank, N.A., individually and as Administrative Agent and the other financial institutions described therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	March 19, 2008	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.23.2	Amendment No. 2 to Credit Agreement, dated as of March 19, 2008 among SEI Investments Company, JPMorgan Chase Bank, N.A., individually and as Administrative Agent and the other financial institutions described therein.

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